EXHIBIT (6)(b)

                        SCHRODER CAPITAL FUNDS (DELAWARE)

                             DISTRIBUTION AGREEMENT



         AGREEMENT, made as of the 9th day of January, 1996, between Schroder Capital Funds (Delaware) (the "Company") and Schroder Fund Advisors Inc. (the "Distributor") as follows:

         1. The Trust is an open-end investment company organized as a Delaware business trust, and consists of one or more separate investment portfolios as may be established and designated by the Board of Trustees of the Trust from time to time (the "Funds"). This Agreement shall pertain to such Funds as shall be designated in Appendix A to this Agreement, as further agreed between the Trust and the Distributor. A separate class of shares of Common Stock of the Trust is offered to investors with respect to each Fund. The Trust engages in the business of investing and reinvesting the assets of the Funds in the manner and in accordance with the investment objectives and restrictions specified in the currently effective prospectus or prospectuses and statement of additional information (collectively, the "Prospectus") relating to the Trust and the Funds included in the Trust's Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933 (the "1933 Act"). Copies of the documents referred to in the preceding sentence have been furnished to the Distributor. Any amendment to those documents shall be furnished to the Distributor promptly. The Trust has entered into an investment advisory agreement or agreements (the "Advisory Agreement") with respect to the Funds with such advisers as are designated therein (each such adviser is hereinafter referred to as an "Adviser") and an Administrative Services Agreement (the "Administrative Services Agreement") with the Distributor with respect to certain of the Funds. The Trust has also adopted a Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act with respect to certain of the Funds.

         2. As the Trust's agent, the Distributor shall be the exclusive distributor (except as provided in paragraph 5) for the unsold portion of shares of classes pertaining to the designated Funds (the "Shares") which may from time to time be registered under the 1933 Act.

         3. The Trust shall sell though the Distributor, as the Trust's agent, shares to the eligible investors as described in the Prospectus. All orders through the Distributor shall be subject to acceptance and confirmation by the Trust. The Trust shall have the right, at its election, to deliver either shares issued upon original issue or treasury shares.

         4. As the Trust's agent, the Distributor may sell and distribute shares in such manner not inconsistent with the provisions hereof and the Trust's Prospectus as the Distributor may determine from time to time. In this connection, the Distributor shall comply with all laws, rules and regulations applicable to it, including, without limiting the generality of the foregoing, all applicable rules or regulations under the 1940 Act of 1934 (the "1940 Act") in which it is a member.

         5. The Trust reserves the right to sell shares to purchasers to the extent that it or the transfer agent for its shares receives purchase requests therefor.

         6. All shares offered for sale and sold by the Distributor shall be offered for sale and sold by the Distributor to designated investors at the price per share (the "offering price") specified and determined as provided in the Prospectus. The Trust shall determine and promptly furnish to the Distributor a statement of the offering price at least once on each day on which the New York Stock Exchange is open for trading and on each additional day on which each Fund's net asset value might be materially affected by changes in the value of its portfolio securities. Each offering price shall become effective at the time and shall remain in effect during the period specified in the statement. Each such statement shall show the basis of its computation.

         7. The Trust shall furnish the Distributor from time to time, for use in connection with the sale of shares, such written information with respect to the Trust as the Distributor may reasonably request. In each case such written information shall be signed by an authorized officer of the Trust. The Trust represents and warrants that such information, when signed by one of its officers, shall be true and correct. The Trust also shall furnish to the Distributor copies of its reports to its shareholders and such additional information regarding the Trust's financial condition as the Distributor may reasonably request from time to time.

         8. The Registration Statement and the Prospectus have been or will be, as the case may be, prepared in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Securities and Exchange Commission (the "SEC"). The Trust represents and warrants to the Distributor that the Registration Statement and the Prospectus contain or will contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the rules and regulations thereunder, that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or the effective date, as the case may be, and that neither the Registrations Statement nor the Prospectus, when it shall become effective under the 1933 Act or be authorized for use, shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of shares. The Trust shall from time to time file such amendment or amendments to the Registration Statement and the Prospectus as, in the light of future developments, shall, in the opinion of the Trust's counsel, be necessary in order to have the Registration Statement and the Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein not misleading to a purchaser of shares. If the Trust shall not file such an amendment or amendments within 15 days after receipt by the Trust of a written request from the
Distributor to do so, the Distributor may, at its option, terminate this Agreement immediately. The Trust shall not file any amendment to the Registration Statement or the Prospectus without giving the Distributor reasonable notice thereof in advance, provided that nothing in this Agreement shall in any way limit the Trust's right to file at any time such amendments to the Registration Statement or the Prospectus as the Trust may deem advisable. The Trust represents and warrants to the Distributor that any amendment to the

Registration Statement or the Prospectus filed hereafter by the Trust will, when it becomes effective under the 1933 Act, contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the rules and regulations thereunder, that all statements of fact contained therein will, when the same shall become effective, be true and correct, and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of shares.

         9. The Trust shall prepare and furnish to the Distributor from time to time such number of copies of the most recent form of the Prospectus filed with the SEC as the Distributor may reasonably request. The Trust authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of shares. The Trust shall indemnify, defend and hold harmless the Distributor, its officers and trustees and any person who controls the Distributor within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and trustees or any such controlling person may incur under the 1933 Act, the 1940 Act, common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either or necessary to make the statements in either not misleading. This contract shall not be construed to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement and shall not be construed to provide indemnification to the extent that indemnification under the circumstances would be prohibited by the 1933 Act or the 1940 Act. This indemnity agreement is expressly conditioned upon the Trust being notified of any action brought against the Distributor, its officers or Trustees or any such controlling person, which notification shall be given by letter, telex or facsimile addressed to the Trust at its principal office in Portland, Maine, and sent to the Trust by the person against whom such actions is brought within 10 days after the summons or other first legal process shall have been served. The failure to notify the Trust of any such action shall not relieve the Trust from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this paragraph 9. The Trust shall be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, the defense shall be conducted by counsel chosen by the Trust and approved by the Distributor. If the Trust elects to assume the defense of any such suit and retain counsel approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in case the Trust does not elect to assume the defense of any such suit, or in case the Distributor does not approve of counsel chosen by the Trust, the Trust will reimburse the Distributor, its officers and trustees or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. In addition, the Distributor shall have the right to employ counsel to represent it, its officers and trustees and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Distributor against the Trust hereunder if is the reasonable judgment of the Distributor it is advisable for the Distributor, its officers and trustees or such controlling person to be represented by separate counsel, in which event the fees and expenses of such separate counsel shall be borne by the Trust. This indemnity agreement and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and trustees or any such controlling person. This indemnity agreement shall inure exclusively to the benefit of the Distributor and its successors, the Distributor's officers and trustees and their respective estates and any such controlling persons and their successors and estates. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceedings against it in connection with the issue and sale of any shares.

         10. The Distributor agrees to indemnify, defend and hold harmless the Trust, its officers and trustees and any person who controls the Trust within the meaning of the 1033 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or trustees or any such controlling person, may incur under the 1933 Act, the 1940 Act, common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust specifically for use in the Registration Statement or the Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or the Prospectus or necessary to make such information not misleading and (b) any alleged act or omission on the Distributor's part as the Trust's agent that has not been expressly authorized by the Trust in writing. This indemnity agreement is expressly conditioned upon the Distributor being notified of any action brought against the Trust, its officers or trustees or any such controlling person, which notification shall be given by letter, telex or facsimile, addressed to the Distributor at its principal office in New York, New York, and sent to the Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to notify the Distributor of any such action shall not relieve the distributor from any liability which it may have to the Trust, its officers or trustees or such controlling person by reason of any such alleged misstatement or omission on the Distributor's part otherwise than on account of the indemnity agreement contained in this paragraph 10. The Distributor shall have a right to control the defense of such action with counsel of its own choosing and approved by the Trust if such action is based solely upon such alleged misstatement or omission on the Distributor's part, and in any other event the Trust, its officers and trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action at their own expense.

         11. No shares shall be sold through the Distributor or by the Trust under this Agreement and no orders for the purchase of shares shall be confirmed or accepted by the Trust if and so long as the effectiveness of the Registration Statement shall be suspended under any of the provisions of the 1933 Act. Nothing contained in this paragraph 11 shall in any way restrict, limit or have any application to or bearing upon the Trust's obligation to redeem shares from any shareholder in accordance with the provisions of its Trust Instrument and the 1940 Act. The Trust will use its best efforts at all times to have shares effectively registered under the 1933 Act.

         12. The Trust agrees to advise the Distributor immediately:

                  (a) of any request by the SEC for amendments to the Registration Statement or the Prospectus or for additional information;

                  (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the Prospectus under the 1933 Act or the initiation of any proceedings for that purpose;

                  (c) of the happening of any material event which makes untrue any statement made in the Registration Statement or the Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading; and

                  (d) of all action of the SEC with respect to any amendments to the Registration Statement or the Prospectus which may from time to time be filed with the SEC under the 1933 Act or the 1940 Act.

         13. Insofar as they concern the Trust, the Trust shall comply with all applicable laws, rules and regulations, including, without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to the 1933 Act, the 1940 Act or by any securities association registered under the 1934 Act applicable to it.

         14. The Distributor may, if it desires and at its own cost and expense, appoint or employ agents to assist it in carrying out its obligations under this Agreement, but no such appointment or employment shall relieve the Distributor of any of its responsibilities or obligations to the Trust under this Agreement.

         15. (a) The Distributor shall from time to time employ or associate with it such persons as it believes necessary to assist it in carrying out its obligations under this Agreement. The compensation of such persons shall be paid by the Distributor.

                  (b) The Distributor shall pay all expenses incurred in connection with its qualification as a dealer or broker under Federal or state law.

                  (c) The Trust shall pay all expenses incurred in connection with (i) the preparation, printing and distribution to shareholders of the Prospectus and reports and other communications to shareholder,
         (ii) future registrations of shares under the 1933 Act and the 1940 Act, (iii) amendments of the Registration Statement subsequent to the initial public offering of shares, (iv) qualification of shares for sale in jurisdictions designated by the Distributor, (v) qualification of the Trust as a dealer or broker under the laws of jurisdictions designated by Distributor, (vi) qualification of the Trust as a foreign corporation authorized to do business in any jurisdiction if the Distributor determines that such qualification is necessary or desirable for the purpose of facilitating sales of shares, (vii) maintaining facilities for the issue and transfer of shares, and (viii) supplying information, prices and other data to be furnished by the Trust under this Agreement.

                  (d) The Trust shall pay any original issue taxes or transfer taxes applicable to the sale or delivery of shares or certificates therefor.

                  (e) The Trust shall execute all documents and furnish any information which may be reasonably necessary in connection with the qualification of shares of the Trust for sale in jurisdictions designated by the Distributor.

         16. Except to the extent set forth in paragraph 15, the Distributor will render all service hereunder without compensation or reimbursement, provided, however, that notwithstanding anything set forth in paragraphs 14 and 15 and this paragraph 16 to the contrary, the Distributor shall be entitled to seek reimbursement from designated Funds for any costs or expenses incurred by it in connection with its services rendered in distributing and marketing shares of designated Funds to the extent provided for in the Plan, subject in all cases to the limitations on payments and reimbursements pertaining to each designated Fund set forth therein.

         17. This Agreement shall become effective with respect to the Trust and each Fund on January 9, 1996, and shall continue in effect until such time as there shall remain no unsold balance of shares registered under the 1933 Act, PROVIDED that this Agreement shall continue in effect for a period of more than one year only so long as such continuance is specifically approved at least annually by (a) the Trust's Board of Trustees or by the vote of a majority of such Fund's outstanding voting securities (as defined in the 1940 Act), and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940
Act). This Agreement may, in any event, be terminated at any time, without the payment of any penalty, by the Trust upon 60 days' written notice to the Distributor and by the Distributor upon 60 days' written notice to the Trust.

         18. Except to the extent necessary to perform the Distributor's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of the Distributor, or any affiliate of the Distributor, or any employee of the Distributor to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

         19. This Agreement shall be construed and its provisions interpreted, in accordance with the laws of the state of New York.

         If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.



                          SCHRODER CAPITAL FUNDS (DELAWARE)


                          By /S/ LAURA E. LUCKYN-MALONE
                             --------------------------
                            Title:



SCHRODER FUND ADVISORS INC.


By  /S/ CATHERINE MAZZA
------------------------
   Title:

                        SCHRODER CAPITAL FUNDS (DELAWARE)
                             DISTRIBUTION AGREEMENT

                                   APPENDIX A
                               FUNDS OF THE TRUST

     ----------------------------------------------------------------------
                                      FUND
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
                              AS OF MARCH 15, 1996
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             Schroder Emerging Markets Fund Institutional Portfolio
                           Schroder International Fund
                          Schroder Latin American Fund
                      Schroder Global Asset Allocation Fund
                      Schroder U.S. Smaller Companies Fund
                  Schroder International Smaller Companies Fund
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
                             AS OF NOVEMBER 26, 1996
     ----------------------------------------------------------------------
                         Schroder Emerging Markets Fund
                          Schroder European Growth Fund
                               Schroder Asia Fund
                               Schroder Japan Fund
                          Schroder United Kingdom Fund
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
                               AS OF MARCH 5, 1997
     ----------------------------------------------------------------------
                           Schroder Cash Reserves Fund
                        Schroder International Bond Fund
     ----------------------------------------------------------------------
     ----------------------------------------------------------------------
                               AS OF JUNE 4, 1997
     ----------------------------------------------------------------------
                             Schroder Micro Cap Fund
     ----------------------------------------------------------------------